SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-11808	59-2219994
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 Main Street, Suite 3100, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      817-820-7080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with a settlement agreement entered into with Juventas, LLC, a Texas limited liability company (“Juventas”), Wound Management Technologies, Inc., a Texas corporation (the “Company”), Wound Care Innovations, L.L.C., a Nevada limited liability company and wholly owned subsidiary of the Company (“WCI”), and certain of their affiliates (such affiliates, together with the Company and WCI, collectively, the “Company Parties”), issued to Juventas a Secured Promissory Note, dated as of March 20, 2012, in the principal amount of $930,000 (the “2012 Note”). The Company Parties also entered into a security agreement (the “Security Agreement”) with Juventas pursuant to which the 2012 Note was secured by all inventory of the Company Parties (together with any proceeds of such inventory) and all other assets of the Company Parties (collectively, the “Collateral”).

As previously disclosed in our Current Report on Form 8-K filed June 28, 2012, on June 26, 2012, the Company, along with the other Company Parties, received notice from Juventas that—pursuant to Juventas’s rights under the Security Agreement and as the result of the Company Parties’ default under the 2012 Note for a failure to make payments due thereunder as of May 21, 2012—Juventas would be exercising its right to (i) take immediate and exclusive possession of the Collateral and (ii) sell, lease, or license the Collateral in order to satisfy unpaid obligations under the 2012 Note.

As previously disclosed in our Current Report on Form 8-K filed July 19, 2012, on July 13, 2012, Juventas and the Company Parties entered into a forbearance agreement (the “Forbearance Agreement”) pursuant to which Juventas agreed to suspend efforts to execute on the Collateral while the Company completes a debt offering (described in more detail under Item 3.02 below), the proceeds of which are being used to repay amounts owed under the 2012 Note. The Forbearance Agreement provided for a forbearance period terminating upon the earlier of September 13, 2012, or the occurrence of one or more default events. On July 13, 2012, the Company delivered an initial payment of $465,000 to Juventas. On July 25, 2012, Juventas and the Company Parties entered into an Amendment to Forebearance Agreement pursuant to which (i) the Company delivered an additional payment of $415,000, and (ii) Juventas agreed to forgive all remaining principal, interest or other amounts (including collection costs) remaining unpaid under the 2012 Note.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

10.1                      Amendment to Forbearance Agreement dated July 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.

Date: July 30, 2012
By: /s/ Robert Lutz, Jr.
Robert Lutz, Jr., Chief Executive Officer